UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 18, 2008

INTERNATIONAL FLAVORS & FRAGRANCES INC.
(Exact Name of Registrant as Specified in Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

521 West 57 th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 765-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

To the extent required by Item 1.01 of Form 8-K, the information contained in or incorporated by reference into Item 2.03 of this Current Report is hereby incorporated by reference into this Item 1.01.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 18, 2008, International Flavors & Fragrances Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) among the Company, International Flavors & Fragrances (Japan) Ltd., a wholly-owned subsidiary of the Company (“IFF Japan”), and The Bank of Tokyo-Mitsubishi UFJ, Ltd., under which  IFF Japan borrowed on November 21, 2008  ¥13,332,000,000.  The proceeds of this loan were used by IFF Japan to repay on November 21, 2008 its 2.400% Guaranteed Senior Notes, Series A (the “Notes”), which matured on such date.  This loan is denominated in Yen and bears interest at a rate based on TIBOR plus an amount determined by reference to the ratings by S&P and Moody’s of the Company’s senior, unsecured long-term indebtedness for borrowed money.  Under the Credit Agreement, IFF Japan may at any time, with notice, prepay all or a portion of this loan.  The Company has guaranteed all the obligations of IFF Japan in respect of this loan.

The Credit Agreement contains certain affirmative and negative covenants applicable to the Company and it subsidiaries, including IFF Japan, including the covenant by the Company to maintain a consolidated net debt to consolidated EBITDA ratio of 3.25:1.00 (as calculated under the Credit Agreement).

The description set forth above is qualified in its entirety by the terms and conditions set forth in the Credit Agreement which is incorporated herein by reference and is filed herewith as Exhibit 10.1.

Item 9.01.   Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Document
10.1
Credit Agreement dated as of November 18, 2008 among International Flavors & Fragrances (Japan) Ltd., as Borrower, International Flavors & Fragrances Inc., as Guarantor, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Lender

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

Dated: November 21, 2008	By:	/s/ Dennis M. Meany
Name: Dennis M. Meany
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Document
10.1
Credit Agreement dated as of November 18, 2008 among International Flavors & Fragrances (Japan) Ltd., as Borrower, International Flavors & Fragrances Inc., as Guarantor, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Lender